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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following registration statements of Quovadx, Inc. and in the related prospectuses of our report dated February 3, 2003, with respect to the consolidated financial statements and schedule of Quovadx, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002:

     1. Registration Statement on Form S-8 (No. 333-30356) pertaining to the Amended and Restated 1997 Stock Plan, 1999 Employee Stock Purchase Plan, 1999 Director Option Plan and 2000 Non-Statutory Option Plan

     2. Registration Statement on Form S-8 (No. 333-67436) pertaining to the Amended and Restated 1997 Stock Plan, 1999 Employee Stock Purchase Plan, 1999 Director Option Plan and 2000 Non-Statutory Option Plan

     3. Registration Statement on Form S-8 (No. 333-88408) pertaining to the Amended and Restated 1997 Stock Plan, 1999 Employee Stock Purchase Plan, Amended and Restated 1999 Director Option Plan and Amended and Restated 2000 Non-Statutory Option Plan

     4. Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 on Form S-8 (No. 333-67650) pertaining to the Healthcare.com Corporation Stock Option Plan, Healthcare.com Corporation Non-Qualified Stock Option Plan, Healthcare.com Corporation Non-Employee Director Stock Option Plan, and Healthcare.com Corporation Employee Stock Purchase Plan

     5. Registration Statement on Form S-3 (No. 333-81210) pertaining to the registration of 201,794 shares of Quovadx, Inc. common stock

     6. Registration Statement on Form S-3 (No.333-88402) pertaining to the registration of 138,575 shares of Quovadx, Inc. common stock


Denver, Colorado                                          /s/ ERNST & YOUNG, LLP
March 26, 2003